UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2024

GENERATION ASIA I ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41239	98-1588665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boundary Hall, Cricket Square

Grand Cayman, Cayman Islands

(Address of principal executive offices, including zip code)

(Address of principal executive offices)

(345) 814-5580

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	GAQ.U	The New York Stock Exchange
Class A ordinary shares	GAQ	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	GAQWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 13, 2024, Generation Asia I Acquisition Limited (“Generation Asia”) announced that it intends to move the listing of its Class A ordinary shares from the NYSE to The Nasdaq Global Market (“Nasdaq”). The decision to list on Nasdaq was made in consideration of Generation Asia’s pursuit of an initial business combination and will enable the post-combination company to be listed alongside other innovative technology companies that are also listed on Nasdaq.

On or about March 26, 2024, the Company expects Generation Asia’s Class A ordinary shares to commence trading on Nasdaq under the symbol “GAQ”, and for the warrants and units to commence trading in the over-the-counter market under the symbols “GAQQW” and “GAQQU”, respectively.

Item 8.01	Other Events

Also on March 13, 2024, Generation Asia issued a press release regarding the change in the stock exchange listing of Generation Asia Class A ordinary shares, units, and warrants. A copy of the press release is furnished herewith as Exhibit 99.1.

About Generation Asia I Acquisition Limited

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “business combination”). While the Company may pursue a business combination with a company in any industry, sector or geographic region (excluding Mainland China subject to certain exceptions), the Company intends to focus its search on a target that is at least partially owned by a financial sponsor(s) with operations or prospective operations in the technology, media & telecommunications, business services, or consumer sectors across Asia, in particular North Asia and Southeast Asia.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to (i) the continued extension of the period of time that the Company has to consummate a business combination, (ii) the plan for and consummation of an initial business combination and (iii) the anticipated use of the net proceeds. Forward-looking statements are subject to numerous risks, uncertainties and conditions, many of which are beyond the control of the Company, including whether the sponsor will continue to elect to extend the period of time that the Company has to consummate a business combination, as well as those set forth in the “Risk Factors” section of the Company’s annual and quarterly reports filed with the Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the day of this release, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of March 13, 2024.

104	Cover Page Interactive Data File (embedded within the Inline SBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGCAPITAL5, INC.

By:	/s/ Roy Kuan
Name:	Roy Kuan
Title:	Chief Executive Officer

Dated: March 13, 2024